UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

NETBRANDS CORP.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No Fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐ Fee paid previously with preliminary materials

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

NETBRANDS CORP.

4042 Austin Boulevard, Suite B

Island Park, NY 11558

Telephone 800-550-5996

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved the amendment of the Articles of Incorporation of the Company to increase the authorized common stock of the Company from 250,000,000 shares to 750,000,000 shares.

This action was approved by written consent on February 10, 2026, by our Board of Directors and a majority of holders of our voting capital stock, in accordance with the Delaware General Corporation Law. Our directors and majority of the shareholders of our outstanding capital stock, as of the record date of February 10, 2026, have approved the changes to the Company’s Certificate of Incorporation as being in the best interests of our Company and our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is expected to be first mailed to you on or about February 23, 2026.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON FEBRUARY 10, 2026, THE RECORD DATE, ARE ENTITLED TO NOTICE OF THE CORPORATE ACTION. STOCKHOLDERS WHO HOLD IN EXCESS OF 50% OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE ACTION HAVE VOTED IN FAVOR OF THE ACTIONS. AS A RESULT, THE ACTION HAS BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE EFFECTIVE ON A DATE THAT IS AT LEAST TWENTY (20) DAYS AFTER THE MAILING OF THE DEFINITIVE INFORMATION STATEMENT TO THE SHAREHOLDERS OF RECORD.

We encourage you to read the attached Information Statement carefully for further information regarding these actions. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders. This Information Statement is expected to be first mailed or furnished to stockholders on or about February 23, 2026.

NETBRANDS CORP.

Island Park, NY 11558

INFORMATION STATEMENT AND NOTICE OF ACTIONS TAKEN

BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS

OF THE VOTING CAPITAL STOCK OF THE CORPORATION

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS

AND NO STOCKHOLDERS’ MEETING WILL BE HELD

TO CONSIDER THE MATTER DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

GENERAL

This Information Statement is being furnished to all holders of the common stock of NetBrands Corp. (the “Company”) as of February 10, 2026 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Amendment of the Articles of Incorporation of the Company.

“We,” “us,” “our,” and the “Company” refers to NetBrands Corp. a Delaware corporation.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Company’s Board of Directors is proposing an amendment of the Company’s Articles of Incorporation to increase the Company’s authorized capital to 770,000,000 shares comprising 750,000,000 shares of Common Stock par value $.0001 per share and 20,000,000 shares of Preferred Stock par value $0.0001 per share (of which 1,000,000 shares have been designated as Series A Super Voting Preferred Stock and the remainder remain undesignated). In order to fund expansion, the Company has issued a $100,000 convertible promissory note (the “Note”) to Trillium Partners, LLC (the “Lender”) and issued a warrant (the “Warrant”) to the Lender to purchase 55,000,000 shares. The Note and its related agreements are included as exhibits to the Company’s current report on Form 8-K filed on July 29, 2025 and available at www.sec.gov. We have also executed an Equity Purchase Agreement with the Lender for up to $10,000,000 in financing, with the Lender which will require additional shares so that we may affect puts thereunder to the Lender. The Lender has requested an increase in our authorized shares in order to allow it to convert the Note and exercise the Warrant as is its right under its agreements with us. Although we do not have any definitive agreements, the Company is also considering various possible acquisitions which may require us to have shares available for issuance in addition to the shares required for possible conversions of the Note and exercise of the Warrant.

ADVANTAGES AND DISADVANTAGES OF INCREASING AUTHORIZED COMMON STOCK

There are certain advantages and disadvantages of increasing the Company’s authorized common stock.

The advantages include:

Complying with our obligations under the Note and Warrant.

Possibly increasing the liquidity of the Company’s stock in the market.

Having shares of common stock available so the Company can be proactive in pursuing potentially beneficial business expansion opportunities when they arise.

Having the ability to raise capital by issuing capital stock under future financing transactions, if any.

The disadvantages include:

Potential dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company’s Board of Directors, at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

ACTION TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

CHANGE AND AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY TO FROM 250,000,000 to 750,000,000.

The Board approved the increase in the amount of the authorized common stock of the Company to 750,000,000 shares. A copy of the proposed amendment is annexed hereto as Exhibit A.

As of the Record Date the Company’s Board of Directors believes that the stockholders of the Company will benefit from an increase in the number of authorized shares of common stock, and such an increase is necessary because, it is required in connection with the Note. As of the Record Date there were approximately 187,513,656 shares of common stock issued and outstanding. If the authorized shares are not increased, the Company will be in non-compliance under the Note and related agreements.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 250,000,000 shares of Common Stock, par value $0.0001 per share, of which 187,513,656 shares are outstanding as of February 10, 2026. Additionally, the Company has authorized 20,000,000 shares of Preferred Stock which may be issued in series to be designated by the Company’s Board of Directors. 1,000,000 shares of Class A Super Voting Preferred Stock which votes with the common and has 100,000 votes per share have been designated and 3,000 of these shares have been issued. We have also authorized 200,000 shares of Series B Preferred Stock, of which 127,272 are issued. The Series B Preferred Stock each convert to 1,000 shares of our Common Stock, but do not have voting rights in this matter. No other class of Preferred Stock has been designated.

BENEFICIAL OWNERSIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table lists, as of February 10, 2026, the number of shares of Common Stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each of our directors (iii) each of our Named Executive Officers and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. The Company does not have any compensation plans. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each shareholder’s address is c/o NetBrands Corp. 4042 Austin Boulevard, Suite B, Island Park, New York 11558.

The percentages below are calculated based on 187,513,656 shares of Common Stock issued and outstanding as of February 10, 2026.

Name and Position(s)	Shares Owned		Percent of Class

Paul Adler President, CFO, Director	14,051,190	(1)	7.5	%(1)

All Officers and Directors as a Group (1 person)	14,051,190		7.5%

* Less than 1%

(1) Includes 2,981,465 shares held by Mr. Adler’s spouse. Mr. Adler has pledged 11,568,843 of these shares to further secure certain Company obligations.

The following table sets forth as of the date of this Annual Report, each person known by the Company to be an officer or director of the Company or a beneficial owner of five percent or more of the Company’s Series A Super Voting Preferred Stock.

Name and Position	Shares Owned		Percent of Class

Paul Adler, President, CEO and Director	3,000	(1)	100%

Each share of Series A Preferred votes with the Common Stock and has 100,000 votes. Accordingly, Mr. Adler has an additional 300,000,000 votes in addition to his 14,051,190 shares of Common Stock and together has an aggregate of 314,051,190 voting share equivalents, equaling more than 64.4% of the voting power of our stock. He also has 122,889 Series B Preferred convertible into 122,889,000.

(1)	Mr. Adler has pledged 11,586,843 of these shares to further secure certain Company obligations.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no dissenter’s right under Delaware Law, the Company’s Certificate of Incorporation or By-Laws to dissent from any of the proposed Amendment.

VOTE REQUIRED

Pursuant to the Company’s By-Laws and the Delaware General Corporation Law, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Amendment of the Company’s Certificate of Incorporation, as of the record date, the Company had 187,513,656 shares of common stock that are entitled to one vote each and 3,000 shares of Class A Super Voting Preferred Stock (“Class A Preferred”) that are entitled to vote each of which has 100,000 votes and votes with the common stock for a total of approximately 487,513,656 votes. No other class of stock was entitled to vote. On February 10th, 2026, the holder of 314,051,190 or 64.4% of the total issued and outstanding voting power of the capital stock on the record date), approved the proposed amendment to the Certificate of Incorporation and no action is needed by the minority stockholders in connection with the Amendment.

POTENTIAL ANTI-TAKEOVER EFFECT

The proposal to increase the number of shares of Common Stock that Company will be authorized to issue could have a potential anti-takeover effect, even though our Board of Directors is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such purpose. The effect of the proposed increase in the authorized number of shares of Common Stock might render more difficult or discourage a merger, tender offer, proxy contest or change in control and the removal of management, which a majority of independent stockholders might otherwise deem favorable.

VOTE REQUIRED FOR APPROVAL

In accordance with the Delaware General Corporation Law the following actions were taken based upon the unanimous recommendation and approval by the Company’s Board of Directors and the written consent of the majority voting power.

The Board of Directors of the Company has adopted, ratified and approved the Amendment. The securities that are entitled to vote to approve the Amendment consist of issued and outstanding shares of the Company’s $0.0001 par value common voting stock outstanding on February 10th, 2026 and the holder of the 3,000 shares of Class A Preferred outstanding on February 10, 2026, the record date for determining shareholders who are entitled to notice of, and to vote on, the proposed Amendment. The holder of 64.4% of the issued and outstanding voting power of the Corporation shares voted in favor of the amendment.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Amendment of the Company’s Articles of Incorporation, and of those shares, or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We incorporate by reference our Annual Report on Form 10-K for fiscal year ended December 31, 2024, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 and all other reports filed since January 1, 2025 under the Securities Exchange Act of 1934, as amended.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY. PLEASE READ THIS INFORMATION STATEMENT CAREFULLY.

Dated: February XX, 2026

By Order of the Board of Directors

/s/ Paul Adler, CEO

Appendix A

FORM OF CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT OF

THE CERTIFICATE OF INCORPORATION

OF

NETBRANDS CORP.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is: NetBrands Corp.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article the first sentence of Article Fourth thereof and by substituting in lieu of said first sentence of Article Fourth the following new first sentence of Article Fourth:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is Seven Hundred seventy- Million (770,000,000) shares of which Twenty Million (20,000,000) shares shall be Preferred Stock, par value $.0001 per share, and Seven Hundred Fifty Million (750,000,000) shall be Common Stock, par value $.0001 per share.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on March __, 2026

Paul Adler, CEO